                                                                     EXHIBIT C-3


                               STATE OF NEW JERSEY
                            BOARD OF PUBLIC UTILITIES


------------------------------------
                                    :
I/M/O of the Energy Master Plan     :   BPU Docket No. EO97070456
Phase II Proceeding to Investigate  :   OAL Docket No. PUC07311-97
the Future Structure of the         :
Electric Power Industry             :
(Atlantic City Electric Company)    :
Stranded Costs Filing               :
                                    :
I/M/O of the Energy Master Plan     :   BPU Docket No. EO97070455
Phase II Proceeding to Investigate  :   OAL Docket No. PUC07311-97
the Future Structure of the         :
Electric Power Industry             :
(Atlantic City Electric Company)    :
Unbundled Rates Filing              :
                                    :
I/M/O of the Energy Master Plan     :   BPU Docket No. EO97070457
Phase II Proceeding to Investigate  :
the Future Structure of the         :
Electric Power Industry             :        STIPULATION
(Atlantic City Electric Company)    :            OF
Restructuring Filing                :         SETTLEMENT
                                    :
------------------------------------:

                                  INTRODUCTION

                  On April 30, 1997, the New Jersey Board of Public Utilities ("BPU" or the "Board") issued a report entitled Restructuring the Electric Power Industry in New Jersey: Findings and Recommendations, Docket No. EX94120585Y, April 30, 1997 (hereinafter "Final Report"). The Board also directed the State's electric utilities to make comprehensive filings addressing three areas: rate unbundling, stranded costs, and industry restructuring. Atlantic City Electric Company ("Atlantic" or the "Company") submitted its filing on July 15, 1997. The Board retained the restructuring portion of the filing, but transmitted the rate unbundling and stranded costs aspects of the filing to the Office of Administrative Law for hearings.

                  The Hon. William Gural, Administrative Law Judge ("ALJ"), heard the rate unbundling and stranded costs matters over the course of nine days of evidentiary hearings held on February 17, 1998 through February 20, 1998, and February 23, 1998 through February 27, 1998. During these hearings Atlantic presented the following witnesses: Thomas Shaw, Dr. Philip O'Connor, Henry Levari, Wayne Camp, William Gibson, Patricia MacFarland Goelz, Louis Walters, Dr. Charles Moyer, Murray Stoltz, Carl Setterman and Paul Normand. Numerous other witnesses were also presented by the various parties to the proceedings. ALJ Gural rendered his Initial Decision in the rate unbundling and stranded costs matters on August 17, 1998.

                  In an Order dated January 28, 1998, the Board identified eight generic restructuring issues and decided to hold one set of restructuring hearings for all parties. Following extensive discovery, 19 days of evidentiary hearings were held before Commissioner Armenti beginning April 27, 1998 and concluding May 28, 1998. Atlantic presented the following witnesses: Joseph Bartolone, Tsion Messick, Thomas Shaw, Henry Levari, Eileen Unger, Ashley Brown, and Rodney Frame.

                  On February 9, 1999, the New Jersey Electric Discount and Energy Competition Act ( the "Act"), N.J.S.A. 48:3-49 et seq., was enacted. The Act provides that retail electric customers shall have the opportunity to select their electric suppliers on, or about, August 1, 1999. The Act also provides for reduced retail electric rates.

                  The Board has encouraged the parties to attempt to negotiate a settlement of these proceedings. As a result, the Company commenced detailed settlement discussions with the parties on April 23, 1999. As a result of these negotiations and settlement discussions, it is hereby agreed among the undersigned parties that this Stipulation of Settlement ("Stipulation") accurately states the terms of such resolution with regard to issues in Atlantic's stranded costs and rate unbundling proceedings, as well as certain restructuring issues specific to Atlantic.

                           STIPULATION OF SETTLEMENT

It is hereby stipulated and agreed, as of this 9th day of June, 1999, by and among Atlantic City Electric Company, Enron Capital and Trade Resources, PP&L EnergyPlus Co. (successor in interest to Pennsylvania Power & Light Company, d/b/a PP&L EnergyPlus, for purposes of this case), New Jersey Retail Merchants Association and New Jersey Food Council, who have jointly intervened in these proceedings as the New Jersey Commercial Users, and the Independent Energy Producers of New Jersey (collectively the "Parties") that:

              RATE REDUCTIONS, TRANSITION PERIOD & UNBUNDLED RATES

         1. The Parties agree that electric rate reductions shall be implemented as follows to comply with the provisions of Section 4(d) of the Act:

         a. The Parties acknowledge that the Company's rates are already lower by a total of 1.3%, as a result of specific actions taken by the BPU in recognition of the pending restructuring proceedings. In January, 1998, the Company lowered rates by 1.2%, representing the net amount of savings due to the merger of its parent company with Delmarva Power & Light Company and expenses due to post-retirement benefits other than pensions. In its Order approving the merger, the Board specifically recognized that such net savings would be included as part of any restructuring-related rate reductions. In June, 1998, rates were lowered an additional 0.1% as a result of the Board's decision to remove base rate expense items from the Company's rates during the 1997 LEAC proceeding. Again, such Board action was based upon pending restructuring-related rate changes.

         b. An additional reduction from current rates shall be provided by the Company for service rendered on and after August 1, 1999. This reduction will be achieved, in part, by offsetting $36 million of current regulatory asset charges with projected DSM and LEAC credits, as set forth in Schedule A, reducing charges for electric power to market levels, and setting the Market Transition Charge ("MTC") in a manner that yields a net 3.9% reduction. To the extent that LEAC credits exceed the amount necessary to offset these charges, such excess credits will be applied to offset the outstanding balances of other regulatory assets.


         c. Subsequent to August 1, 1999, the Company will implement additional rate reductions to give effect to any and all net savings achieved by virtue of the buyout or buydown of contracts with Non-Utility Generators (hereinafter "NUGs"), and the securitization of stranded costs and/or the securitization of the cost of NUG buyouts or buydowns. Reductions due to NUG buyouts or buydowns shall be given effect through a revision to the NNC (as described in paragraph 23), as approved by the Board. Reductions due to securitization shall be given effect upon the implementation of a securitization bond recovery charge in rates, as approved by the Board. The Company will implement such reductions as soon as practicable after BPU approval, and to that end will include a request to set such charges in any request for approval of a buyout, buydown or securitization.

         d. To the extent the rate reductions provided for in paragraphs 1(a),
         (b), and (c) above, do not provide an aggregate 10% reduction from April 30, 1997 Rates (hereinafter "10% Reduction") for all customers, the Company will implement a rate credit for service rendered on and after August 1, 2002 through July 31, 2003 which, together with the rate reductions provided for in paragraphs 1(a), 1(b) and 1(c), results in the 10% Reduction. The rate credit implemented pursuant to this paragraph will be sustained until July 31, 2003.

         e. The Parties acknowledge that in order to fund and sustain the rate reductions and the rate credit set forth in paragraphs 1(a) through 1(d) above, it may be necessary for the Company to defer the recovery of revenues associated with basic generation service ("BGS"), NUG costs, or other costs. No portion of the costs for BGS shall be deferred prior to the deferral of any other deferrable cost, as more specifically set forth in paragraph 27. Such deferral and recovery is set forth more fully below in paragraph 27 through paragraph 29.

         2. The Parties acknowledge that the Company's agreement to the foregoing rate reductions and rate credit is based on the Board's approval of the divestiture of certain of the Company's generating assets, as described more fully below, and securitization of 100% of the net stranded costs associated with those assets.

         3. The four-year period commencing August 1, 1999, and terminating July 31, 2003, shall be hereinafter referred to as the "Transition Period."

         4. The unbundled rates to be effective August 1, 1999, for each rate class in Atlantic's Tariff for Electric Service have been developed using the Company's 1996 Cost of Service Study.

See Appendix A (rates/tariffs). The Parties acknowledge that the Company's transmission rates are subject to revision by the Federal Energy Regulatory Commission ("FERC"), and may increase or decrease. Accordingly, the transmission and distribution rates are subject to revision, after the final determination of FERC is rendered, in order to produce the same revenues as the rates set forth in Appendix A.

                  BASIC GENERATION SERVICE AND SHOPPING CREDIT

         5. The Parties have agreed to the following provisions with respect to the "shopping credit", in accordance with Section 4(b) of the Act.

         a. For the four years of the Transition Period, up to and including July 31, 2003, the average "shopping credit" shall be the greater of the amounts determined in accordance with paragraph 6, inclusive of BGS rates and transmission rates, or the amounts set forth below:



RATE CLASS                    1999           2000           2001           2002           2003
                              ----           ----           ----           ----           ----
                             Annual         Annual         Annual         Annual         Annual
                             ------         ------         ------         ------         ------
RS                            5.15           5.20           5.20           5.25           5.30

RS-TOU                        5.10           5.15           5.20           5.25           5.30

On Peak                       6.59           6.65             -              -              -

Off Peak                      4.67           4.72             -              -              -

MGS Secondary                 5.45           5.50           5.60           5.70           5.80

MGS Primary                   5.28           5.33           5.43           5.53           5.63

AGS Secondary                 5.40           5.45           5.55           5.65           5.75

AGS Primary                   5.17           5.22           5.27           5.32           5.37

AGS TOU Secondary             5.15           5.20           5.25           5.30           5.35

On Peak                       6.11           6.17           6.23           6.29           6.35

Off Peak                      4.25           4.29           4.33           4.38           4.42

AGS TOU Primary               5.05           5.10           5.10           5.10           5.10

On Peak                       5.98           6.04           6.04           6.04           6.04

Off Peak                      4.18           4.22           4.22           4.22           4.22

AGS TOU                       4.30           4.30           4.30           4.30           4.30
Sub-Transmission

On Peak                       5.08           5.08           5.08           5.08           5.08

Off Peak                      3.57           3.57           3.57           3.57           3.57

AGS-TOU                       4.25           4.25           4.25           4.25           4.25
Transmission

On Peak                       5.00           5.00           5.00           5.00           5.00

Off Peak                      3.54           3.54           3.54           3.54           3.54

TGS                           4.30           4.30           4.30           4.30           4.30

SPL/CSL                       2.97           3.05           3.07           3.10           3.12

DDC                           3.58           3.68           3.71           3.75           3.78

SYSTEM AVERAGE                5.09           5.14           5.17           5.23           5.28

Shopping Credits include the following: Basic Generation Service Supply, Transmission, Ancillary
Services, Administrative Costs and Taxes


         The shopping credits set forth above are rate schedule averages. The actual BGS rates to be charged to customers, and the corresponding shopping credits resulting from those rates, will differ by blocks and load factors for those customers with rates which contain demand and energy components.

                  b. The shopping credits set forth in paragraph 5(a) include a transmission rate component based on the average rate for transmission for each rate class; the actual shopping credit for each customer will be determined based on each customer's actual billing determinants and the transmission rates in the Company's unbundled retail tariff.

                  c. In calculating the BGS rates pursuant to paragraph 6 below, the BGS rates shall be set so that the resulting BGS rate for each rate class remains in proportion to the system average BGS rate, as the BGS rates set forth in Appendix A have with respect to the system average BGS rate for the BGS rates in Appendix A.

                  d. The Parties acknowledge that the Company's agreement to the minimum shopping credits set forth in paragraph 5(a) is conditioned upon the Board's approval of this Stipulation in its entirety, and in particular is expressly conditioned upon the Board's approval of the specific rate reduction provisions contained in paragraph 1.

                  6. The Parties agree that Atlantic shall provide BGS, in the following manner:

                  a. The BGS rates shall be inclusive of the costs provided for in section 9(a) of the Act, inclusive of losses and taxes.

                  b. Customers who choose to purchase electricity from electric power suppliers ("EPSs") will not pay the BGS rates, and in addition will not be billed for transmission charges by Atlantic (if such charges are included in their charges from the EPS), which will be based on each customer's billing determinants and the transmission rates in the Company's unbundled retail tariff. See paragraph 4.

                  c. The sum of the BGS and transmission charges shall be the "shopping credit", subject to the provisions of paragraphs 5 and 6(b). If the "shopping credit" for any rate class is the amount set forth in the chart in paragraph 5(a), then the average BGS rate for the class shall be set as the "shopping credit" less the transmission charge. To the extent the rate for BGS as calculated in the first sentence of this paragraph, added to the average rate for transmission, produces a shopping credit in excess of the shopping credit levels in the chart in paragraph 5(a), then such BGS rate and the resulting shopping credit shall be utilized. The

         Parties agree that the shopping credit mechanism set forth in paragraphs 5 and 6 satisfies the requirements of Section 4(b) of the Act.

                  d. The rates as determined pursuant to paragraph 6(a) may be limited to the extent any portion of such BGS costs need to be deferred pursuant to paragraph 1(e) above. The shopping credit calculated from the BGS rate would similarly be limited.

                  e. The Parties further recognize and agree that additional shopping-related savings, resulting from customers receiving electric generation service from an EPS at a price less than the shopping credit, are above and beyond the rate reductions set forth in paragraph 1 of this Stipulation.


         7. The Parties agree that Atlantic shall procure power for BGS through an open, competitive bidding process. During the first three years of the Transition Period, up to and including July 31, 2002, Atlantic plans to solicit proposals (the "RFP Process") for the provision of wholesale supply for BGS in twelve month pricing cycles, or such other cycles as Atlantic deems necessary or prudent. Atlantic will submit its plans for the RFP Process to the BPU by September 15, 1999. Atlantic intends to commence the RFP Process as soon as practicable after such date and approval of the Plan by the BPU, with the goal of concluding such process and entering into a contract for BGS supply by December 15, 1999. Any agreements for the provision of BGS shall be presented to, and subject to the approval of, the BPU. The Parties further agree that to the extent the Company has supply resources available from its NUG sources, the Company will apply such resources toward the BGS supply requirements and conduct the bidding process for the net BGS supply requirements resulting therefrom.

         8. In recognition of Atlantic's large seasonal customer base, which results in increased costs for energy and capacity to serve customers from June through September, the Parties agree that customers switching into BGS from an EPS shall be required to remain on BGS for a minimum 12 month period; however, any customer, while switching service from one EPS to another, in accordance with Board-authorized switch rules, may return to BGS for thirty (30) days without being required to remain on BGS; provided, however, that this exception shall not be available to any customer who returned to BGS and then switched to an EPS within the previous twelve (12) months. However, any residential customer who returns to BGS due to the refusal or the inability of the customer's EPS to continue to provide service to that customer shall not be required to remain on BGS for a minimum 12 month period. The Company will have the option of reviewing, with the Parties, the BPU and Staff, the residential seasonal BGS customer base to determine whether a filing for approval of a separate residential billing tariff, to avoid subsidies within the residential class between seasonal and year-round customers, is necessary for the summer season in 2000 and beyond.

         9. The Parties support the fact that in order to establish BGS commencing August 1, 1999, until supply arrangements are made in accordance with paragraph 7, Atlantic may have to secure supply through the Pennsylvania - New Jersey - Maryland Interconnection ("PJM") for BGS, and that for purposes thereof, the BGS pricing shall be based upon the capacity prices and the applicable locational marginal prices of energy as reported by the Pennsylvania-New Jersey-Maryland Office of Interconnection ("PJM OI"). Such capacity and energy prices shall also be used as the market value of the NUG resources which may be employed for BGS, with all NUG costs above that recovered pursuant to paragraph 23.

         10. The Parties agree that the Company may at its option utilize its affiliated service company to make arrangements for the BGS supply pursuant to paragraphs seven through fourteen, and that such arrangements shall be conducted on behalf of the Company as a regulated service. Neither the Company nor the affiliated service company shall provide information relevant to the provision of BGS and the bidding process to any competitive affiliate of the Company, either directly or indirectly through the medium of another affiliate of the Company, unless that information is provided contemporaneously to all others bidding to provide BGS to Atlantic. The Company and the affiliated service company shall receive and maintain all BGS bids, and discussions related thereto, in a confidential manner, and not disclose such information, unless said information is otherwise made public pursuant to law, regulatory act, or agreement with the provider of the information. Employees of the affiliated service company who transfer to any competitive affiliate of the Company shall be kept separate from, and shall not participate in, any proposal by the competitive affiliate to provide BGS to Atlantic.

         11. The Parties agree that the Company may, at its option, use energy and capacity obtained through one or more "parting contracts," as described in paragraph 20 below, for the provision of BGS. The Parties further agree that the Company may utilize certain financial instruments to decrease ratepayer exposure to price spikes and price volatility, for example, hedging. It is recognized by the Parties that the use of some of these products could result in costs which exceed the spot market. The Parties agree that the cost of such parting contracts and financial instruments, as well as all other reasonably and prudently incurred costs associated with the procurement and provision of BGS, shall be recoverable in rates for BGS pursuant to Section 9(e) of the Act.

         12. The Parties acknowledge that pursuant to Section 9(a) of the Act the Company has a minimum obligation to provide BGS through July 31, 2002 to those retail customers who choose to remain with the utility. The responsibility for BGS for the fourth year of the Transition Period, after July 31, 2002, shall be bid out during the third year of the Transition Period. Bidders shall bid for the right to provide BGS during the year commencing August 1, 2002. The bids shall be based on the minimum shopping credits for the applicable time periods, as set forth in paragraph 5(a). Depending on the bidders' perceived value at the time of the right to provide BGS, the bids shall provide for either: (i) a payment from the bidder to the Company, to provide BGS at a price based on the minimum shopping credit, as described in paragraph 6; (ii) the provision of BGS at a rate which results in shopping credits for the applicable time period, as set forth in paragraph 6; or (iii) a payment from the Company to the bidder, if the BGS rate proposed by the winning bidder is such that some portion of the BGS revenues must be deferred, in accordance with paragraph 1(e), such payment to be equal to the portion of the BGS rate which can not be charged to the customers, but which must be deferred. If the winning bid results in a net payment to the Company, such payment shall be applied to reduce the balance of the Deferred Revenues pursuant to paragraph 27, or any other under-recovered balance. If the winning bid for BGS results in a net payment by the Company, such payment shall be subject to deferral and subsequent recovery, as part of the Deferred Revenues as set forth in paragraphs 27-29. At the conclusion of the Transition Period, BGS will no longer be offered by the Company. The Parties hereto further agree that the Board should establish a structure and procedures for the provision of BGS after the Transition Period.

         13. The Parties agree that a competitive affiliate of the Company may be permitted to bid to provide wholesale supply for BGS service, and bid to provide BGS pursuant to paragraph 12, during the Transition Period, subject to the affiliate relations standards to be adopted by the Board. If a competitive affiliate of the Company participates in any such bid, the Company and its affiliated service company shall utilize the services of an independent consultant to review the bids, pursuant to criteria to be set in developing the RFP process, and present the results to the Company so as to not reveal which bid is from a competitive affiliate.

         14. The Parties agree that the bidding procedures to be conducted for the BGS supply during the Transition Period as described above shall be conducted on behalf of the regulated utility, and that all competitive information relating to bids which may be tendered shall be treated as proprietary and confidential, and shall not be made available to a competitive affiliate of the Company.

         15. The Company agrees that it will not promote BGS as a competitive alternative.

                                 STRANDED COSTS

         16. The Company shall be permitted to recover 100% of its net stranded costs, including 100% of the stranded costs associated with the Company's non-utility generator power contracts.

         17. The Company has agreed, subject to the terms of this settlement, to divest its interests in the B.L. England, Keystone, Conemaugh, Peach Bottom, Salem and Hope Creek generating stations. The net divestiture proceeds will be used to determine the Company's generation related stranded costs. Generation related stranded costs shall mean the excess of net book value as of the closing date(s) of the sale(s) over net divestiture proceeds. Net divestiture proceeds are defined as the excess of the selling price(s) of the generating assets over the transaction costs incurred by the Company. The transaction costs shall be reasonable, verifiable and necessary, and shall include (but not necessarily be limited to) sales and transfer taxes, state, federal and local taxes, consultants fees, broker commissions, legal fees, investment banking fees, title transfer fees, real estate transfer and related costs, mortgage and financing costs, real estate taxes, transportation and system-separation costs (including outside contractor, engineering, purchased materials and labor costs) associated with the divestiture activities, paid overtime and out-of-pocket expenses for Company employees associated with the divestiture activities, and any arrangements to address direct and indirect employee impacts from the divestiture including retirement, severance and any other employee-related benefit costs.

         18. Final determination of the net divestiture proceeds shall be undertaken only upon the completion of the transfer of all of the generation assets listed in paragraph 17 to each purchaser thereof, as set forth herein.

         a. Such final determination shall be made within a separate divestiture proceeding, to be filed by Atlantic pursuant to standards to be set by the Board, subject to the terms of this Stipulation as approved by the Board in its final decision or Order herein. The final determination of the net divestiture proceeds shall constitute only a true-up of actual selling price(s), book value(s) and transaction costs, and not a further review on the merits of the transaction.

         b. Subject to the true-up proceeding referenced in paragraph 18(a), the Board Order approving this Stipulation shall constitute a Board determination that the transfer of the Company's generation and related assets to third parties, in accordance with the standards to be adopted pursuant to paragraph 19, as described in the Company's future divestiture filings, will be approved by the Board in the future divestiture dockets without condition, addition or modification, at the agreed upon selling price(s), which shall be considered the "full market value" of the assets being transferred for the purposes of
         Section 11(c)(1) of the Act, and on the terms, specified in the future divestiture petitions. The Parties acknowledge that such transfers require various regulatory approvals or waivers, including, without limitation, the Board, the Federal Energy Regulatory Commission ("FERC"), the Nuclear Regulatory Commission and other agencies. Provided the Company files a proposal for divestiture in accordance with the standards to be set as referenced in paragraph 19, the Parties will neither oppose, nor support any opposition to, any proceeding seeking the approval of such sales or the terms thereof, or seeking any other order or approval as may be required in order to consummate such sales, before the Board or any other adjudicatory or regulatory body, nor will the Parties seek to intervene in any such proceeding without the consent of the Company, except as to matters not addressed in this Stipulation.

         c. With respect to the proceedings referenced in paragraph 18(b), the IEPNJ and its current members state that, while they support the concept of the divestiture of assets as set forth in paragraph 17, they reserve the right to move before the BPU to seek the review of any specific transfer of any generation asset listed in paragraph 17.

         d. Any party who participates as a bidder in any sale conducted as part of such divestiture shall have the same rights as any other bidders in any BPU proceeding concerning such sale.

         e. Nothing herein shall prevent a party from intervening in any such proceeding solely for monitoring purposes.

         19. In order to effectuate a timely divestiture of the Company's generation assets, the Parties recognize that the Board must take certain steps. Therefore, within thirty (30) days of a submission by the Company, the Board will finalize divestiture standards applicable to Atlantic's generating assets. Nothing contained in this Stipulation shall foreclose any Party from participating fully before the BPU in formulating divestiture standards.

         20. The Parties agree that the use of "parting contracts" entered into by the Company with purchasers of its generation assets, as part of the sale of such assets to those purchasers, to the extent they make possible or enhance the sale of such assets, and are approved by the Board, are in the public interest, and in accordance with applicable law. The Parties agree that the term of any "parting contract" will not exceed four (4) years. Further, the Parties agree the rates and costs contained therein are an integral aspect of the sale of the generating assets. Therefore, the Company may flow-through, and fully and timely recover, the rates specified in the "parting contracts," and the resulting costs, from its customers. Should the "parting contract" rates and/or costs be at levels which are above market cost, then the Company will fully and timely recover such costs through a mechanism similar to the NNC described in paragraph 23.

         21. The Company agrees to forego recovery of $9 million in net stranded costs associated with its Deepwater Station and its Combustion Turbines, as set forth in Schedule B ("Transferred Units"), and as set forth herein.

         a. Pursuant to Section 7(d) of the Act, the Parties will not object to the Board approving the transfer of the Transferred Units to an unregulated affiliate of the Company. The Parties agree that the transfer value of the Transferred Units shall be the net book value of the assets at the time of the transfer, adjusted for the application of Financial Accounting Standards Board ("FASB") Statement No. 121 ("Adjusted Book Value"). Such transfer prices will, and are intended to, ensure that the Company receives full and fair compensation for the

         Transferred Units and that Atlantic will not retain any liabilities associated with the Transferred Units. The Company shall not bear any expenses of the Transferred Units after the transfer to an unregulated affiliate. The Company shall have auditable accounting protocols in place no later than the effective date of the transfer to assure that all expenses and capital expenditures related to the Transferred Units will not be borne by the Company. If, within three (3) years of the date of this Stipulation, any Transferred Unit is sold to a non-affiliate of Atlantic, the net after-tax gain over the Adjusted Book Value shall be shared equally between the Company and the customers, in a manner to be determined by the Board.


                  b. It is the position of Enron that if the transfer outlined in paragraph 21(a) takes place, the Transferred Units should be maintained as a capacity resource within the PJM system for the Transition Period.

                  c. With respect to affiliate issues, the parties, with the exception of Enron and IEPNJ, recognize that the Board has released draft affiliate relationship standards for comment, and will be adopting affiliate relationship standards pursuant to the Act prior to the completion of the transfer of the Transferred Units to any affiliate, and that such standards will be applied to the relationship between Atlantic and its affiliates. Enron and IEPNJ contend that the Affiliate Standard of Conduct that should apply is as follows:

                  "The competitive generation affiliate shall not offer power or other services to any of its affiliates which are not made generally available to non-affiliated companies, nor shall it offer such power or other services to affiliates at prices more favorable than those generally available in the competitive marketplace and/or to those offered to non-affiliated companies."

         22. The Parties agree that there shall be no amortization of stranded costs associated with generating assets during the period between August 1, 1999 and the divestiture of the generating assets. Once divestiture has been completed, and the actual stranded costs thereof have been determined, amortization of such stranded costs shall commence.

         23. The Parties acknowledge that the Company is entitled to full and timely recovery of 100% of the costs associated with its NUG purchased power contracts. The Parties recognize that each of these non-utility generator contracts have been previously reviewed and approved for full and timely recovery by the Board. Therefore, consistent with Section 13(a)(3) of the Act and other applicable law, the Parties agree that the Company shall be permitted to fully recover, dollar-for-dollar, the costs associated with its NUG contracts, over the life of each such contract. The Parties agree that the Company shall utilize a Net Non-Utility Generator Charge ("NNC") as a component of the MTC to recover the stranded costs associated with the purchase of power from NUGs. The NNC shall be equal to the difference between the cost of the NUG-contract purchased power and either (a) the proceeds realized by the Company from the sale of that NUG-contract power in the competitive wholesale market,
(b) the pricing set forth in paragraph 7, to the extent NUG resources are utilized as set forth in paragraph 7, or (c) the pricing set forth in paragraph 9, to the extent NUG resources are utilized as set forth in paragraph 9. Such proceeds will be adjusted to reflect a deduction for the reasonable marketing and administrative costs associated with the sale of the NUG-contract power into the wholesale market. The NNC shall also include swap breakage costs incurred in connection with a previous amendment to one of its NUG contracts, which costs have been recovered to date through the Energy Adjustment (EA) clause charge. The NNC shall continue over the actual term of each of the Company's NUG contracts, and shall be applied as a non-bypassable wires charge to retail customers. In the event, of a NUG-contract buyout, buydown or restructuring, the Company will be provided with an incentive for restructuring amounting to ten (10) percent of the net savings, except for the Pedricktown Project for which the incentive will be five (5) percent, and the NNC shall be adjusted accordingly. As set forth below, the Parties agree to 100% securitization, over the remaining contract term, of the costs associated with any buyout, buydown or restructuring of the Company's NUG power contracts. In the event of such buyout, buydown, or restructuring, and prior to the securitization of the costs for same, the Company shall include such costs in its MTC recovery.

         24. The Parties agree that the Company will incur additional stranded costs for restructuring-related items that are capital in nature, the estimated costs of which are set forth in Schedule C. Therefore, the Parties agree that the Company may recover these costs through securitization of up to 75% of total capital expenses for terms up to 15 years. Capitalized costs not recovered through securitization will be recovered, with a full rate of return on the unamortized balance, over a period of up to 8 years through a component of the Market Transition Charge ("MTC").

         25. The Parties agree that net stranded costs for restructuring related items of an operating nature, other than consumer education costs, shall be recoverable on a full and timely basis through a component of the MTC. A listing of these costs, and the estimates thereof, are attached as Schedule D.

         26. This Stipulation constitutes a balancing of the interests of the various Parties, and the Company's agreements as to rate reductions and stranded cost recovery reflect such balance. A determination by the Board contrary to this agreement of the Parties, as to the treatment of the Company's future divestiture petition(s) and the quantification of stranded costs as a result thereof, would upset such balance. Thus, if the Company would be required to write off certain amounts as a result of the Board orders issued in the future divestiture dockets, or otherwise required in the divestiture dockets to absorb stranded costs with respect to the assets being divested in excess of the amounts contemplated in this Stipulation, this Stipulation, and the Board Order issued in respect hereof, shall be deemed modified to the extent necessary to permit the Company to recover such amounts that would otherwise be required to be written off, or such excess stranded costs, through the MTC.

                       DEFERRALS AND RECOVERY OF DEFERRALS

         27. As described in paragraph 1(e) above, the Parties recognize that the Company may have to defer recovery of some portion of its revenues in order to achieve and/or sustain rate reductions or the rate credit through the end of the Transition Period. The revenues which may be so deferred (the "Deferred Revenues") are those incurred during the Transition Period to meet the costs of BGS (as set pursuant to paragraph 6), the NNC (as set pursuant to paragraph 23), and the costs recoverable through the MTC (set forth in paragraph 25). Therefore, during the Transition Period, the Company will utilize a deferred accounting mechanism to provide for full recovery of any Deferred Revenues. Revenues for BGS will only be deferred to the extent necessary to fund and sustain the rate reductions and the rate credit set forth in paragraphs 1(a) through 1(d), and then only after the deferral of any other item of Deferred Revenues, as set forth in this paragraph. Any Deferred Revenues, together with a full rate of return on the unrecovered balance, will be recovered by the Company no later than August 1, 2007. The Parties agree that the Company has an absolute right to recover the Deferred Revenues, along with the Company's authorized rate of return, from the Company's ratepayers in a full and timely manner. The Parties acknowledge that this deferral and recovery schedule represent a balancing of the Company's financial requirements and a desire to mitigate the rate impact on customers. Therefore, the Board Order approving this Stipulation shall constitute final approval of the recovery of the Deferred Revenues, which is an integral part of this Stipulation. Further, the Parties agree that any repayment of the Deferred Revenues by ratepayers will not be included within operating income in any ratemaking proceeding, and it will not be considered when determining the Company's authorized rate of return in future ratemaking proceedings. Moreover, the Parties will neither oppose, nor support any opposition to, any proceeding relating to the recovery of the balance of Deferred Revenues. The Parties hereto specifically reserve the right to intervene in any such proceeding in order to support such full and timely recovery.

         28. The balance of the Deferred Revenues shall be recovered after the Transition Period through a charge to be included in post-Transition Period regulated rates, which shall generate a post-Transition Period regulated cash flow stream for that purpose, and the balance of the Deferred Revenues shall thereupon be reversed from the Company's balance sheet as it is recovered. This assurance of recovery, which the Board's Order approving this Stipulation will provide, is intended in all respects to comport with and satisfy the standards of the FASB, including those FASB standards under which the Company is permitted to maintain the Deferred Revenues as a regulatory asset rather than being required to record the balance as a current expense.

         29. In recognition of the requirement in Section 13(h) of the Act that rate reductions not impair an electric public utility's financial integrity such that access to the capital markets for the continued provision of safe, adequate and proper utility service is impaired, in the event, at any point in the Transition Period, either (a) the balance of the Deferred Revenues exceeds $50 million, or (b) the Company's senior secured debt is downgraded or the Company is placed by a rating agency on credit watch, the Company may petition the Board for appropriate relief. The Parties agree that, in their view, under the Act the Board would have the discretion and authority, in response to such a petition, to, among other things, take ratemaking action to preserve the Company's financial integrity. Nothing herein shall be deemed to limit the Company's right otherwise to petition the Board for any relief deemed necessary by the Company at any time.

                                SECURITIZATION

         30. The Parties agree that the Company shall be permitted to securitize 100% of the net stranded costs associated with its divested generation assets. This figure shall be calculated in accordance with paragraph 17 above. The term of such securitization financing associated with the divested generation assets shall not exceed 15 years. The Parties further agree that taxes related to securitization, reflecting the grossed-up revenue requirement number associated with the level of stranded costs as determined in paragraph 17 above, are legitimate recoverable stranded costs, and are to be recovered through a separate component of the MTC with a term identical to the term of the securitization financing. The Parties further agree that the Company is entitled to the full and timely recovery of all transition bond charges ("TBC"), along with applicable taxes.

         31. The Parties agree that the Company shall be permitted to securitize 100% of the net stranded costs associated with the restructuring, buyout or buydown of it NUG power contracts. The term(s) of the related securitization financing shall be no longer than the remaining terms of the respective NUG contracts which have been restructured or terminated. The Parties further agree that the Company is entitled to the full recovery of all transition bond charges, along with applicable taxes.

         32. The Parties agree that the Company shall be permitted to securitize 75% of all restructuring-related net stranded costs that are capital in nature, as set forth in paragraph 24. The term of the related securitization shall not exceed 15 years.

         33. It is expected that third parties may be authorized to provide billing and collection services in the future as a result of the statutorily required billing and metering proceeding. Even if third party billing and collection has not been so authorized by the time the Company seeks to effect a securitization transaction, the Parties recognize and agree that appropriate creditworthiness standards applicable to any third parties that may ultimately provide billing and collection services would have to be in place by the time of any securitization transaction in order to satisfy credit rating agencies and the financial community so that securitization may proceed. Therefore, the Board Order approving this Stipulation shall constitute a Board determination that, if such creditworthiness standards are not in place before the Company undertakes securitization of any of its assets, such standards will be incorporated in the applicable bondable stranded costs rate order.

                            SOCIETAL BENEFITS CHARGE

         34. The Parties agree that consistent with Section 12 of the Act, the Company will establish a Societal Benefits Charge ("SBC"). The SBC will include costs related to: (1) social programs, (2) nuclear plant decommissioning costs,
(3) Demand Side Management ("DSM") programs, and (4) consumer education.

         35. The SBC will be set at the level of costs for the above items already in rates as of the date of this Stipulation. During the Transition Period, the funding of SBC initiatives may vary from the level of funding currently in rates. The Parties reserve the right to assert their respective positions in proceedings related to the Comprehensive Resource Analysis to be performed by the Company. An annual true-up process will be established to provide for the full and timely recovery of SBCs. To the extent that full and timely recovery of the SBC costs prevents the Company from achieving the rate reductions described in paragraphs 1(b) and 1(d) above, the Company agrees to defer a portion of the SBC cost recovery subject to the same terms and conditions as described in paragraph 27.

                                  OTHER ISSUES

         36. All tax expenses shall be determined on a utility stand-alone basis, and not by imputing the tax effects of a consolidated return. The Company is entitled to full and timely recovery of all taxes in connection with restructuring and with the divestiture of the Company's generating assets.

         37. The Company shall be authorized to continue to provide service under its existing Off-Tariff Rate Agreements ("OTRAs"). The Company agrees not to transfer any OTRA to an unregulated affiliate, on the condition that the Company may utilize the services of an affiliated energy trading segment to procure the supply to serve under the OTRA. In addition, the Company agrees that any OTRA customer may choose to end its contract, shop for and receive generation from an EPS or go on BGS, and be provided unbundled service under the Company's tariffs. The Company will provide notice of this provision to the OTRA customers.

         38. With regard to the presentation by the Company of a NUG contract restructuring proposal, the Parties acknowledge the importance of the prompt resolution of such proposal, in order that the benefits of such restructuring to the Company and its customers may commence. Accordingly, the Board shall review and render a decision within 45 days of the Company filing such restructuring proposal with the Board.

         39. The Board shall order that the existing regulatory asset associated with the application of FASB Statement No. 109 to the transmission and distribution assets of the Company shall be preserved and shall be addressed by the Board in a future regulatory proceeding.

         40. The Parties agree that experimental Residential Time-of-Use rates shall be discontinued as of August 1, 2000. The Parties further agree that the AGS Time-of-Use rates will be closed to any new customers on August 1, 1999, and the rate will continue through the Transition Period, unless the number of customers taking service under that rate schedule drops below 25. Customers currently being served under these rate classes shall be provided with at least 90 days' notice of the discontinuation, and shall be advised that service provided by EPSs may provide electric power supply with time-differentiated pricing.

         41. The Parties agree that the Interruptible Rider shall be discontinued as of December 31, 1999. Customers currently being served under this rate will be advised that service provided by EPSs may provide electric power supply with interruptible pricing.

         42. The Parties agree that the Standby and Large Standby Riders contained in the present utility tariff shall reflect reductions and credits to be made in accordance with this Stipulation and shall be modified to provide for fixed, unbundled charges for transmission, distribution and customer services, and shall be modified further to provide that standby power supply shall be provided from time to time, as required by the customer, at the BGS rate.

         43. The Parties agree that expenses to redeem and retire outstanding capital in connection with the recovery of stranded costs shall be recognized as stranded costs, and shall be included in the MTC.

         44. In setting the annual level of charges for BGS during the Transition Period, for any MTC that continues beyond the Transition Period, and for the SBC, NNC and the TBC, the Company will utilize a methodology similar to that currently used for setting its Energy Adjustment (EA) clause charges. The BGS, SBC, NNC, MTC and TBC components will be set annually, based upon projections of costs and of sales. Actual costs will be accounted for on a deferred accounting basis, and when the BGS, SBC, NNC, MTC and TBC are set in the following year, each of those rate components will be set to recover any underrecovery in the deferred balance, as well as the projected costs for the upcoming year. The setting of the BGS, SBC, NNC and MTC shall be subject to providing the rate reductions as set forth in paragraph 1, and the Deferred Revenues provisions of paragraphs 27-29. Any overrecoveries in the deferred balances for the BGS, SBC, NNC or MTC will be applied as a credit to the respective rate components in the same manner. The same procedure will be followed for each year in which the BGS, SBC, NNC, MTC and TBC charges are to be set.

         45. With regard to actions within the Company's control, the Company agrees it will make a good faith effort to handle electronic data interchange in relation to the delivery of electricity from EPSs to retail customers by October 1, 1999.
                              BILLING AND METERING

         46. The Parties agree to work cooperatively to conclude the statutorily required billing and metering proceeding in an expedited fashion, which proceeding the Parties request that the Board conclude by May 1, 2000.

                               NO WAIVER OF RIGHTS

         47. Under the Act, statutory limitations are imposed on the regulated rates that the Company may charge to customers. At the same time, the Company remains statutorily obligated to procure capacity and energy for those customers who receive BGS, at unpredictable and uncontrollable market prices. The Parties acknowledge that the Company is concerned that these statutory limitations and obligations may ultimately impair the Company's access to capital, may become confiscatory as against the Company, or may otherwise prove to be unconstitutional in application. The Parties hereby acknowledge that the Company is not waiving its absolute right to assert that the effect of the legislation, or the Board Order approving this Stipulation, as applied, is or may become confiscatory or otherwise unconstitutional, and to seek any and all legal redress or remedy for the situation. Participation by the Company in settlement negotiations and this Stipulation shall not be deemed a waiver of those rights.

                                   CONCLUSION

                  The undersigned agree that this Stipulation contains mutually balancing and interdependent provisions and is intended to be accepted and approved in its entirety and the Parties agree to be bound by its terms. In the event any particular aspect of this Stipulation is not accepted and approved by the Board, or is modified by the Board, any party hereto may deem this Stipulation to be null and void, and upon such declaration, the Parties shall be placed in the same position that they were in immediately prior to the execution of this Stipulation.

Atlantic City Electric Company        New Jersey Retail Merchants Association


By:/s/ Stephen B. Genzer, Esquire     By:/s/ Melanie Willoughby
---------------------------------     -------------------------
   LeBoeuf, Lamb, Greene &
   Macrae, LLP
   Attorneys for Atlantic City
   Electric Company

                                                     New Jersey Commercial Users

Independent Energy Producers of New Jersey

By: /s/ William Harla                                By:/s/ James E. McGuire
---------------------                                -----------------------



Enron Capital and Trade Resources                    PP&L EnergyPlus, Co.


By: /s/ Murray E. Bevan                              By:/s/ Howard O. Thompson
-----------------------                              -------------------------
                                                     Morgan and Landis
                                                     Attorneys for PP&L
New Jersey Food Council                              EnergyPlus, Co.



By: /s/ James M.
-----------------

                             ATLANTIC CITY ELECTRIC                   APPENDIX A
                           STIPULATION OF SETTLEMENT
                      AUGUST 1, 1999 UNBUNDLED RATE SUMMARY

TARIFF     BLOCKS                   CUST           BGS        MTC          NNC        TRANS         DISTR       DSM        DECOM

 RS        CUSTOMER                 $2.48

           SUM 'First 750 KWh                    0.045737   0.013504    0.019109    0.005934      0.036511    0.000455    0.000855
           WIN' First 500 KWh                    0.045737   0.013512    0.019109    0.005934      0.038503    0.000455    0.000855

           SUM '> 750 KWh                        0.045737   0.023897    0.019109    0.005934      0.041083    0.000580    0.000855
           WIN > 500 KWh                         0.045737   0.001891    0.019109    0.005934      0.029923    0.000286    0.000855



RS TOU     CUSTOMER                  3.62

           DEMAND CHARGE
           PERIOD 1 (SUMMER ON)                                                            -          5.41
           PERIOD 2 (WINTER ON)                                                            -          1.82

           ENERGY CHARGE
           PERIOD 1 (SUMMER ON)                  0.060136   0.200905    0.019109    0.005892      0.057520    0.000511    0.000855
           PERIOD 2 (SUMMER OFF)                 0.041015   0.049910    0.019109    0.005892      0.020074    0.000511    0.000855
           PERIOD 3 (WINTER ON)                  0.060136   0.160506    0.019109    0.005892      0.048626    0.000511    0.000855
           PERIOD 4 (WINTER OFF)                 0.041015   0.048321    0.019109    0.005892      0.019724    0.000511    0.000855



RS TOU-E   CUSTOMER                  3.62

           ENERGY CHARGE
           PERIOD 1 (SUMMER ON)                  0.060136   0.009291    0.019109    0.005892      0.119057    0.000494    0.000855
           PERIOD 2 (SUMMER OFF)                 0.041015   0.000006    0.019109    0.005892      0.010881    0.000494    0.000855
           PERIOD 3 (WINTER ON)                  0.060136   0.009897    0.019109    0.005892      0.081936    0.000494    0.000855
           PERIOD 4 (WINTER OFF)                 0.041015   0.000002    0.019109    0.005892      0.007216    0.000494    0.000855

TARIFF    BLOCKS                    LC-904        REG             TOTAL
                                    UNCOLL.      ASSETS            RATE
RS        CUSTOMER                                                 2.48

          SUM 'First 750 KWh       0.001473    0.000384        0.123963
          WIN' First 500 KWh       0.001473    0.000384        0.125963

          SUM '> 750 KWh           0.001473    0.000384        0.139053
          WIN > 500 KWh            0.001473    0.000384        0.105593



RS TOU    CUSTOMER                                                 3.62

          DEMAND CHARGE
          PERIOD 1 (SUMMER ON)                                     5.41
          PERIOD 2 (WINTER ON)                                     1.82

          ENERGY CHARGE
          PERIOD 1 (SUMMER ON)            -    0.000384        0.345311
          PERIOD 2 (SUMMER OFF)           -    0.000384        0.137750
          PERIOD 3 (WINTER ON)            -    0.000384        0.296019
          PERIOD 4 (WINTER OFF)           -    0.000384        0.135811



RS TOU-E  CUSTOMER                                                 3.62

          ENERGY CHARGE
          PERIOD 1 (SUMMER ON)            -    0.000384        0.215217
          PERIOD 2 (SUMMER OFF)           -    0.000384        0.076636
          PERIOD 3 (WINTER ON)            -    0.000384        0.178701
          PERIOD 4 (WINTER OFF)           -    0.000384        0.074969


                              ATLANTIC CITY ELECTRIC                 APPENDIX A
                           STIPULATION OF SETTLEMENT
                     AUGUST 1, 1998 UNBUNDLED RATE SUMMARY

TARIFF                        BLOCKS                      CUST          BGS               MTC            NNC               TRANS

MGS-SECONDARY                 CUSTOMER - 1 PHASE          4.76
                              CUSTOMER - 3 PHASE          5.94
                              DEMAND CHARGE
                              SUM > 3 KW                                                                                   2.46
                              WIN > 3 KW                                                                                   2.02

                              REACTIVE DEMAND                                                                              0.06

                              ENERGY CHARGE
                              SUM < 300KWh                            0.048583         0.056981        0.019109               -
                              WIN < 300 KWh                           0.048583         0.057159        0.019109               -

                              SUM NEXT 900 KWH                        0.048583         0.013645        0.019109               -
                              WIN NEXT 900 KWh                        0.048583         0.000557        0.019109               -

                              SUM > 1200 KWh                          0.048583         0.006214        0.019109               -
                              WIN > 1200 KWh                          0.048583         0.000557        0.019109               -

                              CEILING LIMIT                           0.048583         0.068677        0.019109               -



MGS-PRIMARY                   CUSTOMER - 1 PHASE          4.76
                              CUSTOMER - 3 PHASE          5.94
                              DEMAND CHARGE
                              SUM > 3 KW                                                                                   4.35
                              WIN > 3 KW                                                                                   3.56

                              REACTIVE DEMAND                                                                              0.05

                              ENERGY CHARGE
                              SUM < 300KWh                            0.043008         0.070353        0.018546               -
                              WIN < 300 KWh                           0.043008         0.070547        0.018546               -

                              SUM NEXT 900 KWH                        0.043008         0.024288        0.018546               -
                              WIN NEXT 900 KWh                        0.043008         0.002649        0.018546               -

                              SUM > 1200 KWh                          0.043008         0.016387        0.018546               -
                              WIN > 1200 KWh                          0.043008         0.010373        0.018546               -

                              CEILING LIMIT                           0.043008         0.082839        0.018546               -


TARIFF            BLOCKS                      DISTR         DSM           DECOM          LC-904          REG              TOTAL
                                                                                         UNCOLL.        ASSETS             RATE
MGS-SECONDARY     CUSTOMER - 1 PHASE                                                                                       4.76
                  CUSTOMER - 3 PHASE                                                                                       5.94
                  DEMAND CHARGE
                  SUM > 3 KW                   4.23                                                                        6.69
                  WIN > 3 KW                   3.46                                                                        5.48

                  REACTIVE DEMAND              0.32                                                                        0.37

                  ENERGY CHARGE
                  SUM < 300KWh             0.044974       0.000606       0.000855      (0.000179)      0.000384        0.171314
                  WIN < 300 KWh            0.045052       0.000606       0.000855      (0.000179)      0.000384        0.171569

                  SUM NEXT 900 KWH         0.027654       0.000606       0.000855      (0.000179)      0.000384        0.110657
                  WIN NEXT 900 KWh         0.022459       0.000606       0.000855      (0.000179)      0.000384        0.092374

                  SUM > 1200 KWh           0.024717       0.000606       0.000855      (0.000179)      0.000384        0.100289
                  WIN > 1200 KWh           0.022459       0.000606       0.000855      (0.000179)      0.000384        0.092374

                  CEILING LIMIT            0.050413       0.000700       0.000855      (0.000179)      0.000384        0.188542



MGS-PRIMARY       CUSTOMER - 1 PHASE                                                                                       4.76
                  CUSTOMER - 3 PHASE                                                                                       5.94
                  DEMAND CHARGE
                  SUM > 3 KW                   2.34                                                                        6.69
                  WIN > 3 KW                   1.92                                                                        5.48

                  REACTIVE DEMAND              0.32                                                                        0.37

                  ENERGY CHARGE
                  SUM < 300KWh             0.035587       0.000422       0.000855      (0.000007)      0.000384        0.169149
                  WIN < 300 KWh            0.035643       0.000422       0.000855      (0.000007)      0.000384        0.169400

                  SUM NEXT 900 KWH         0.009245       0.000422       0.000855      (0.000007)      0.000384        0.096742
                  WIN NEXT 900 KWh         0.025964       0.000422       0.000855      (0.000007)      0.000384        0.091821

                  SUM > 1200 KWh           0.019979       0.000422       0.000855      (0.000007)      0.000384        0.099575
                  WIN > 1200 KWh           0.016240       0.000422       0.000855      (0.000007)      0.000384        0.089821

                  CEILING LIMIT            0.039858       0.000542       0.000855      (0.000007)      0.000384        0.186025

                             ATLANTIC CITY ELECTRIC                  APPENDIX A
                           STIPULATION OF SETTLEMENT
                     AUGUST 1, 1999 UNBUNDLED RATE SUMMARY


TARIFF              BLOCKS               CUST            BGS         MTC          NNC       TRANS       DISTR          DSM

AGS-SECONDARY
                    CUST                  92.46

                    DEMAND CHARGE
                    Including 25 KW                                                         1.13          5.43
                    26-900 KW                                                               1.13          5.43
                    901-10000 KW                                                            1.12          5.39
                    Excess Demand                                                           1.11          5.30
                    Winter Demand                                                           0.64          3.07

                    Reactive Demand                                                         0.07          0.35

                    ENERGY CHARGE
                    First 82500 KWh                    0.050681   0.005792     0.019109        -      0.004532       0.000638
                    > 82500 KWh                        0.050681   0.004042     0.019109        -      0.004384       0.000638
                    > 330 KW demand                    0.050681   0.004042     0.019109        -      0.004384       0.000638



AGS-PRIMARY
                    CUST                  92.46

                    DEMAND CHARGE
                    Including 25 KW                                                         1.74          4.81
                    26-900 KW                                                               1.74          4.81
                    901-10000 KW                                                            1.73          4.78
                    Excess Demand                                                           1.70          4.71
                    Winter Demand                                                           0.99          2.72

                    Reactive Demand                                                         0.10          0.33

                    ENERGY CHARGE
                    First 82500 KWh                    0.047292   0.009444     0.018546        -      0.005807       0.000404
                    > 82500 KWh                        0.047292   0.007713     0.018546        -      0.005648       0.000404
                    > 330 KW demand                    0.047292   0.007713     0.018546        -      0.005648       0.000404



TARIFF              BLOCKS                      DECOM         LC-904           REG              TOTAL
                                                              UNCOLL.         ASSETS             RATE
AGS-SECONDARY
                    CUST                                                                        92.46

                    DEMAND CHARGE
                    Including 25 KW                                                              6.56
                    26-900 KW                                                                    6.56
                    901-10000 KW                                                                 6.52
                    Excess Demand                                                                6.41
                    Winter Demand                                                                3.71

                    Reactive Demand                                                              0.43

                    ENERGY CHARGE
                    First 82500 KWh            0.000855      (0.000244)      0.000384        0.081746
                    > 82500 KWh                0.000855      (0.000244)      0.000384        0.079849
                    > 330 KW demand            0.000855      (0.000244)      0.000384        0.079849



AGS-PRIMARY
                    CUST                                                                        92.46

                    DEMAND CHARGE
                    Including 25 KW                                                              6.56
                    26-900 KW                                                                    6.56
                    901-10000 KW                                                                 6.52
                    Excess Demand                                                                6.41
                    Winter Demand                                                                3.71

                    Reactive Demand                                                              0.43

                    ENERGY CHARGE
                    First 82500 KWh            0.000855       0.000047       0.000384        0.082779
                    > 82500 KWh                0.000855       0.000047       0.000384        0.080889
                    > 330 KW demand            0.000855       0.000047       0.000384        0.080889

                             ATLANTIC CITY ELECTRIC                  APPENDIX A
                           STIPULATION OF SETTLEMENT
                     AUGUST 1, 1999 UNBUNDLED RATE SUMMARY



TARIFF              BLOCKS                       CUST            BGS          MTC              NNC       TRANS        DISTR

AGT-SECONDARY
                    CUST                        268.65

                    DEMAND CHARGE
                    PERIOD 1 (SUMMER ON)                                                                 1.87          2.25
                    PERIOD 2 (SUMMER OFF)                                                                   -          1.42

                    PERIOD 3 (WINTER ON)                                                                 1.42          1.71
                    PERIOD 4 (WINTER OFF)                                                                   -          1.22

                    REACTIVE DEMAND                                                                      0.07          0.29

                    ENERGY CHARGE
                    PERIOD 1 (SUMMER ON)                      0.058683     0.020928        0.019109         -      0.012737
                    PERIOD 2 (SUMMER OFF)                     0.040135     0.000002        0.019109         -      0.005491

                    PERIOD 3 (WINTER ON)                      0.058683     0.009161        0.019109         -      0.011764
                    PERIOD 4 (WINTER OFF)                     0.040135     0.000012        0.019109         -      0.005099



AGT-PRIMARY
                    CUST                        268.65

                    DEMAND CHARGE
                    PERIOD 1 (SUMMER ON)                                                                 1.94          2.18
                    PERIOD 2 (SUMMER OFF)                                                                   -          1.42

                    PERIOD 3 (WINTER ON)                                                                 1.48          1.66
                    PERIOD 4 (WINTER OFF)                                                                   -          1.22

                    REACTIVE DEMAND                                                                      0.08          0.28

                    ENERGY CHARGE
                    PERIOD 1 (SUMMER ON)                      0.056936     0.010217        0.018546         -      0.021967
                    PERIOD 2 (SUMMER OFF)                     0.038942     0.001775        0.018546         -      0.006007

                    PERIOD 3 (WINTER ON)                      0.056936     0.008037        0.018546         -      0.015295
                    PERIOD 4 (WINTER OFF)                     0.038942     0.000010        0.018546         -      0.008636


TARIFF              BLOCKS                          DSM            DECOM           LC-904        REG              TOTAL
                                                                                   UNCOLL.      ASSETS               RATE
AGT-SECONDARY
                    CUST                                                                                        268.65

                    DEMAND CHARGE
                    PERIOD 1 (SUMMER ON)                                                                          4.12
                    PERIOD 2 (SUMMER OFF)                                                                         1.42

                    PERIOD 3 (WINTER ON)                                                                          3.14
                    PERIOD 4 (WINTER OFF)                                                                         1.22

                    REACTIVE DEMAND                                                                               0.36

                    ENERGY CHARGE
                    PERIOD 1 (SUMMER ON)         0.000475       0.000855      (0.000001)      0.000384        0.113169
                    PERIOD 2 (SUMMER OFF)        0.000475       0.000855      (0.000001)      0.000384        0.066450

                    PERIOD 3 (WINTER ON)         0.000475       0.000855      (0.000001)      0.000384        0.100430
                    PERIOD 4 (WINTER OFF)        0.000475       0.000855      (0.000001)      0.000384        0.066068



AGT-PRIMARY
                    CUST                                                                                        268.65

                    DEMAND CHARGE
                    PERIOD 1 (SUMMER ON)                                                                          4.12
                    PERIOD 2 (SUMMER OFF)                                                                         1.42

                    PERIOD 3 (WINTER ON)                                                                          3.14
                    PERIOD 4 (WINTER OFF)                                                                         1.22

                    REACTIVE DEMAND                                                                               0.36

                    ENERGY CHARGE
                    PERIOD 1 (SUMMER ON)         0.000430       0.000855              -       0.000384        0.109335
                    PERIOD 2 (SUMMER OFF)        0.000430       0.000855              -       0.000384        0.066939

                    PERIOD 3 (WINTER ON)         0.000430       0.000855              -       0.000384        0.100483
                    PERIOD 4 (WINTER OFF)        0.000430       0.000855              -       0.000384        0.067803


                             ATLANTIC CITY ELECTRIC                  APPENDIX A
                           STIPULATION OF SETTLEMENT
                     AUGUST 1, 1999 UNBUNDLED RATE SUMMARY


TARIFF                   BLOCKS                       CUST        BGS              MTC            NNC       TRANS        DISTR

AGT-SUBTRANSMISSION
                         CUST                         268.65

                         DEMAND CHARGE
                         PERIOD 1 (SUMMER ON)                                                                1.99           2.13
                         PERIOD 2 (SUMMER OFF)                                                                  -           1.42

                         PERIOD 3 (WINTER ON)                                                                1.52           1.62
                         PERIOD 4 (WINTER OFF)                                                                  -           1.22

                         REACTIVE DEMAND                                                                     0.10           0.26

                         ENERGY CHARGE
                         PERIOD 1 (SUMMER ON)                   0.047660         0.042172        0.018200       -       0.006319
                         PERIOD 2 (SUMMER OFF)                  0.032606         0.009079        0.018200       -       0.003898

                         PERIOD 3 (WINTER ON)                   0.047660         0.027827        0.018200       -       0.005597
                         PERIOD 4 (WINTER OFF)                  0.032606         0.008122        0.018200       -       0.003851





AGT-TRANSMISSION
                         CUST                         268.65

                         DEMAND CHARGE
                         PERIOD 1 (SUMMER ON)                                                                2.88           1.24
                         PERIOD 2 (SUMMER OFF)                                                                  -           1.42

                         PERIOD 3 (WINTER ON)                                                                2.19           0.94
                         PERIOD 4 (WINTER OFF)                                                                  -           1.22

                         REACTIVE DEMAND                                                                     0.09           0.26

                         ENERGY CHARGE
                         PERIOD 1 (SUMMER ON)                   0.046303         0.041904        0.018124       -       0.007689
                         PERIOD 2 (SUMMER OFF)                  0.031679         0.009181        0.018124       -       0.004618

                         PERIOD 3 (WINTER ON)                   0.046303         0.027792        0.018124       -       0.006773
                         PERIOD 4 (WINTER OFF)                  0.031679         0.008220        0.018124       -       0.004559


TARIFF                   BLOCKS                        DSM             DECOM         LC-904           REG             TOTAL
                                                                                     UNCOLL.        ASSETS            RATE
AGT-SUBTRANSMISSION
                         CUST                                                                                        268.65

                         DEMAND CHARGE
                         PERIOD 1 (SUMMER ON)                                                                          4.12
                         PERIOD 2 (SUMMER OFF)                                                                         1.42

                         PERIOD 3 (WINTER ON)                                                                          3.14
                         PERIOD 4 (WINTER OFF)                                                                         1.22

                         REACTIVE DEMAND                                                                               0.36

                         ENERGY CHARGE
                         PERIOD 1 (SUMMER ON)         0.000376       0.000855              -       0.000384        0.115967
                         PERIOD 2 (SUMMER OFF)        0.000377       0.000855              -       0.000384        0.065399

                         PERIOD 3 (WINTER ON)         0.000376       0.000855              -       0.000384        0.100900
                         PERIOD 4 (WINTER OFF)        0.000377       0.000855              -       0.000384        0.064395





AGT-TRANSMISSION
                         CUST                                                                                        268.65

                         DEMAND CHARGE
                         PERIOD 1 (SUMMER ON)                                                                          4.12
                         PERIOD 2 (SUMMER OFF)                                                                         1.42

                         PERIOD 3 (WINTER ON)                                                                          3.14
                         PERIOD 4 (WINTER OFF)                                                                         1.22

                         REACTIVE DEMAND                                                                               0.36

                         ENERGY CHARGE
                         PERIOD 1 (SUMMER ON)        (0.000787)      0.000855              -       0.000384        0.114473
                         PERIOD 2 (SUMMER OFF)       (0.000226)      0.000855              -       0.000384        0.064597

                         PERIOD 3 (WINTER ON)        (0.000620)      0.000855              -       0.000384        0.099612
                         PERIOD 4 (WINTER OFF)       (0.000215)      0.000855              -       0.000384        0.063606

                             ATLANTIC CITY ELECTRIC                  APPENDIX A
                           STIPULATION OF SETTLEMENT
                     AUGUST 1, 1999 UNBUNDLED RATE SUMMARY





TARIFF      BLOCKS                      CUST      BGS              MTC              NNC        TRANS        DISTR         DSM
TGS
            CUST                       88.43

            DEMAND CHARGE
            Including 25 KW                                                                     2.50          2.99
            26-900 KW                                                                           2.50          2.99
            901-10000 KW                                                                        2.49          2.98
            Excess Demand                                                                       2.45          2.93
            Winter Demand                                                                       1.42          1.69

            Reactive Demand                                                                     0.11          0.25

            ENERGY CHARGE
            First 82500 KWh                      0.039889         0.016119        0.018124         -      0.006425    (0.001338)
            > 82500 KWh                          0.039889         0.014257        0.018124         -      0.006251    (0.001289)
            > 330 KW demand                      0.039889         0.012952        0.018124         -      0.006251     0.000016



TARIFF      BLOCKS                 DECOM       LC-904       REG              TOTAL
                                               UNCOLL.     ASSETS             RATE
TGS
            CUST                                                              88.43

            DEMAND CHARGE
            Including 25 KW                                                    5.50
            26-900 KW                                                          5.50
            901-10000 KW                                                       5.47
            Excess Demand                                                      5.38
            Winter Demand                                                      3.11

            Reactive Demand                                                    0.36

            ENERGY CHARGE
            First 82500 KWh      0.000855          -       0.000384       $0.080459
            > 82500 KWh          0.000855          -       0.000384       $0.078472
            > 330 KW demand      0.000855          -       0.000384       $0.078472

                                                                      APPENDIX A

                         ATLANTIC CITY ELECTRIC COMPANY
                           STIPULATION OF SETTLEMENT
                          1999 UNBUNDLED RATE SUMMARY

TARIFF   BLOCKS                               BGS       MTC        NNC      TRANS            DISTR             DSM      DECOM
                                          $        -                                  EQUIP/CUST   ENERGY
SPL      1000 LUMENS-INC                    1.038480  0.223430   0.689518  0.107433      3.41      1.2292     0.023     0.031
         2500 LUMENS-INC                    2.033791  0.437572   1.350373  0.214866      5.90      2.4043     0.045     0.060
         4000 LUMENS-INC                    3.292919  0.708475   2.186394  0.354529      8.14      3.8852     0.072     0.098
         6000 LUMENS-INC                    4.511274  0.970606   2.995344  0.483448     10.88      5.3212     0.099     0.134
         3500 LUMENS-MV                     1.278314  0.275031   0.848760  0.139663      5.81      1.5169     0.028     0.038
         6800 LUMENS-MV                     2.045783  0.440153   1.358335  0.214866      7.71      2.4246     0.045     0.061
         11000 LUMENS-MV                    2.870811  0.617658   1.906128  0.300812      9.76      3.3987     0.063     0.085
         20000 LUMENS-MV                    4.573631  0.984022   3.036747  0.483448     13.99      5.4094     0.101     0.136
         35000 LUMENS-MV                    7.897728  1.699205   5.243843  0.837977     22.23      9.3322     0.174     0.235
         55000 LUMENS-MV                   11.099510  2.388073   7.369725  1.181762     30.18     13.1104     0.244     0.330
         11000 LUMENS-HPS                   1.793957  0.385972   1.191131  0.193379      7.10      2.1266     0.039     0.053
         30000 LUMENS-HPS                   4.209084  0.905589   2.794699  0.451218     13.10      4.9791     0.092     0.125
         50 WATT-HPS-COBRAHD-OVHD           0.623568  0.134161   0.414029  0.064460      6.45      0.7433     0.014     0.018
         70 WATT-HPS-COBRAHD-OVHD           0.846613  0.182150   0.562125  0.085946      6.67      1.0083     0.019     0.025
         100 WATT-HPS-COBRAHD-OVHD          1.177584  0.253359   0.781879  0.128919      6.96      1.3997     0.026     0.035
         150 WATT-HPS-COBRAHD-OVHD          1.693227  0.364300   1.124249  0.182636      7.52      2.0091     0.037     0.050
         250 WATT-HPS-COBRAHD-OVHD          2.971541  0.639331   1.973010  0.311555     10.60      3.5202     0.065     0.088
         400 WATT-HPS-COBRAHD-OVHD          4.633590  0.996922   3.076558  0.494191     12.09      5.4714     0.102     0.138
         150 WATT-HPS-SHOEBOX-OVHD          1.693227  0.364300   1.124249  0.182636      9.25      2.0120     0.037     0.050
         250 WATT-HPS-SHOEBOX-OVHD          2.971541  0.639331   1.973010  0.311555     11.88      3.5235     0.065     0.088
         400 WATT-HPS-SHOEBOX-OVHD          4.633590  0.996922   3.076558  0.494191     13.55      5.4777     0.102     0.138
         50 WATT-HPS-POSTTOP-OVHD           0.623568  0.134161   0.414029  0.064460      7.17      0.7437     0.014     0.018
         100 WATT-HPS-POSTTOP-OVHD          1.177584  0.253359   0.781879  0.128919      7.73      1.4006     0.026     0.035
         150 WATT-HPS-POSTTOP-OVHD          1.693227  0.364300   1.124249  0.182636      9.08      2.0117     0.037     0.050
         150 WATT-HPS-FLOOD-OVHD            1.693227  0.364300   1.124249  0.182636      7.35      2.0087     0.037     0.050
         250 WATT-HPS-FLOOD-OVHD            2.971541  0.639331   1.973010  0.311555      9.20      3.5157     0.065     0.088
         400 WATT-HPS-FLOOD-OVHD            4.633590  0.996922   3.076558  0.494191     11.65      5.4689     0.102     0.138
         400 WATT-MH-FLOOD-OVHD             4.633590  0.996922   3.076558  0.494191     14.46      5.4815     0.102     0.138
         1000 WATT-MH-FLOOD-OVHD           10.878863  2.340600   7.223222  1.160275     24.25     12.8193     0.239     0.323
         50 WATT-HPS-COBRAHD-UGRD           0.623568  0.134161   0.414029  0.064460      9.99      0.7443     0.014     0.018
         70 WATT-HPS-COBRAHD-UGRD           0.846613  0.182150   0.562125  0.085946     10.21      1.0099     0.019     0.025
         100 WATT-HPS-COBRAHD-UGRD          1.177584  0.253359   0.781879  0.128919     10.49      1.4028     0.026     0.035
         150 WATT-HPS-COBRAHD-UGRD          1.693227  0.364300   1.124249  0.182636     11.06      2.0142     0.037     0.050
         250 WATT-HPS-COBRAHD-UGRD          2.971541  0.639331   1.973010  0.311555     13.26      3.5265     0.065     0.088
         400 WATT-HPS-COBRAHD-UGRD          4.633590  0.996922   3.076558  0.494191     14.74      5.4824     0.102     0.138
         150 WATT-HPS-SHOEBOX-UGRD          1.693227  0.364300   1.124249  0.182636     12.79      2.0158     0.037     0.050
         250 WATT-HPS-SHOEBOX-UGRD          2.971541  0.639331   1.973010  0.311555     15.42      3.5304     0.065     0.088
         400 WATT-HPS-SHOEBOX-UGRD          4.633590  0.996922   3.076558  0.494191     17.09      5.4901     0.102     0.138
         50 WATT-HPS-POSTTOP-UGRD           0.623568  0.134161   0.414029  0.064460      8.84      0.7441     0.014     0.018
         100 WATT-HPS-POSTTOP-UGRD          1.177584  0.253359   0.781879  0.128919      9.40      1.4021     0.026     0.035
         150 WATT-HPS-POSTTOP-UGRD          1.693227  0.364300   1.124249  0.182636     12.82      2.0158     0.037     0.050
         150 WATT-HPS-FLOOD-UGRD            1.693227  0.364300   1.124249  0.182636     11.68      2.0148     0.037     0.050
         250 WATT-HPS-FLOOD-UGRD            2.971541  0.639331   1.973010  0.311555     13.51      3.5271     0.065     0.088
         400 WATT-HPS-FLOOD-UGRD            4.633590  0.996922   3.076558  0.494191     15.18      5.4840     0.102     0.138
         400 WATT-MH-FLOOD-UGRD             4.633590  0.996922   3.076558  0.494191     18.08      5.4927     0.102     0.138
         1000 WATT-MH-FLOOD-UGRD           10.878863  2.340600   7.223222  1.160275     27.85     12.8414     0.239     0.323
         ORN STANDARDS-BEFORE 1-17-86              -         -          -         -      0.57           -         -    (0.000)
         NON-ORN STANDARDS-AFTER 1-17-86           -         -          -         -      0.83           -         -    (0.000)

TARIFF   BLOCKS                                    UNCOLL.    REG        TOTAL
                                                   ACCTS.    ASSETS       RATE
SPL      1000 LUMENS-INC                              -       0.011       6.77
         2500 LUMENS-INC                              -       0.032      12.48
         4000 LUMENS-INC                              -       0.043      18.78
         6000 LUMENS-INC                              -       0.064      25.46
         3500 LUMENS-MV                               -       0.021       9.95
         6800 LUMENS-MV                               -       0.032      14.33
         11000 LUMENS-MV                              -       0.043      19.04
         20000 LUMENS-MV                              -       0.064      28.78
         35000 LUMENS-MV                              -       0.107      47.75
         55000 LUMENS-MV                              -       0.150      66.06
         11000 LUMENS-HPS                             -       0.021      12.90
         30000 LUMENS-HPS                             -       0.054      26.71
         50 WATT-HPS-COBRAHD-OVHD                     -       0.011       8.48
         70 WATT-HPS-COBRAHD-OVHD                     -       0.011       9.41
         100 WATT-HPS-COBRAHD-OVHD                    -       0.011      10.77
         150 WATT-HPS-COBRAHD-OVHD                    -       0.021      13.00
         250 WATT-HPS-COBRAHD-OVHD                    -       0.043      20.21
         400 WATT-HPS-COBRAHD-OVHD                    -       0.064      27.07
         150 WATT-HPS-SHOEBOX-OVHD                    -       0.021      14.73
         250 WATT-HPS-SHOEBOX-OVHD                    -       0.043      21.50
         400 WATT-HPS-SHOEBOX-OVHD                    -       0.064      28.54
         50 WATT-HPS-POSTTOP-OVHD                     -       0.011       9.19
         100 WATT-HPS-POSTTOP-OVHD                    -       0.011      11.55
         150 WATT-HPS-POSTTOP-OVHD                    -       0.021      14.57
         150 WATT-HPS-FLOOD-OVHD                      -       0.021      12.83
         250 WATT-HPS-FLOOD-OVHD                      -       0.043      18.80
         400 WATT-HPS-FLOOD-OVHD                      -       0.064      26.62
         400 WATT-MH-FLOOD-OVHD                       -       0.064      29.44
         1000 WATT-MH-FLOOD-OVHD                      -       0.150      59.39
         50 WATT-HPS-COBRAHD-UGRD                     -       0.011      12.02
         70 WATT-HPS-COBRAHD-UGRD                     -       0.011      12.95
         100 WATT-HPS-COBRAHD-UGRD                    -       0.011      14.30
         150 WATT-HPS-COBRAHD-UGRD                    -       0.021      16.55
         250 WATT-HPS-COBRAHD-UGRD                    -       0.043      22.88
         400 WATT-HPS-COBRAHD-UGRD                    -       0.064      29.73
         150 WATT-HPS-SHOEBOX-UGRD                    -       0.021      18.28
         250 WATT-HPS-SHOEBOX-UGRD                    -       0.043      25.04
         400 WATT-HPS-SHOEBOX-UGRD                    -       0.064      32.08
         50 WATT-HPS-POSTTOP-UGRD                     -       0.011      10.87
         100 WATT-HPS-POSTTOP-UGRD                    -       0.011      13.22
         150 WATT-HPS-POSTTOP-UGRD                    -       0.021      18.31
         150 WATT-HPS-FLOOD-UGRD                      -       0.021      17.17
         250 WATT-HPS-FLOOD-UGRD                      -       0.043      23.13
         400 WATT-HPS-FLOOD-UGRD                      -       0.064      30.17
         400 WATT-MH-FLOOD-UGRD                       -       0.064      33.08
         1000 WATT-MH-FLOOD-UGRD                      -       0.150      63.01
         ORN STANDARDS-BEFORE 1-17-86                 -           -       0.57
         NON-ORN STANDARDS-AFTER 1-17-86              -           -       0.83

TARIFF   BLOCKS                               BGS       MTC        NNC      TRANS            DISTR             DSM      DECOM
                                          $        -                                  EQUIP/CUST   ENERGY
         POSTS                                     -         -          -         -      0.20           -         -    (0.000)

CSL
         HPS50                              0.623568  (0.263325)  0.414029  0.064460      2.65      0.7397     0.014     0.019
         HPS70                              0.846613  (0.357515)  0.562125  0.085946      2.87      1.0029     0.019     0.025
         HPS100                             1.177584  (0.497280)  0.781879  0.128919      3.17      1.3903     0.026     0.035
         HPS150                             1.693227  (0.715029)  1.124249  0.182636      3.74      1.9953     0.037     0.050
         HPS250                             2.971541  (1.254846)  1.973010  0.311555      5.00      3.4881     0.065     0.088
         HPS400                             4.633590  (1.956710)  3.076558  0.494191      6.50      5.4215     0.102     0.138
         STANDARDS                                 -          -          -         -     (0.01)     5.8908         -    (0.000)

DDC
         Service and Demand                        -   0.099679          -  0.000838  0.223678           -  0.000173  0.000234
         Energy                             0.009976   0.585386   0.005235  0.000838  1.576590           -    0.0002    0.0002


TARIFF   BLOCKS                                    UNCOLL.    REG        TOTAL
                                                   ACCTS.    ASSETS       RATE
         POSTS                                        -           -       0.20

CSL
         HPS50                                        -       0.011       4.27
         HPS70                                        -       0.011       5.07
         HPS100                                       -       0.011       6.22
         HPS150                                       -       0.021       8.13
         HPS250                                       -       0.043      12.68
         HPS400                                       -       0.064      18.48
         STANDARDS                                    -      (0.000)      5.89

DDC
         Service and Demand                           -     0.00011   0.324710
         Energy                                       -     0.00011   2.178539

                                                                      SCHEDULE A

                         ATLANTIC CITY ELECTRIC COMPANY
                            STIPULATION OF SETTLEMENT


                                                ESTIMATED
                                                 AMOUNTS
                                                $   (000)
                                                ---------
REGULATORY CREDITS:
ANTICIPATED LEAC OVER RECOVERY @ 7/31/99        $ 44,409

ANTICIPATED DSM UNDER SPENDING @ 7/31/99        $  6,949
                                                --------

TOTAL DOLLARS AVAILABLE                         $ 51,358
                                                ========

REGULATORY ASSETS:
ESTIMATED GRFT BALANCE @ 7/31/99                $ 30,017

ESTIMATED SUSQUEHANNA BALANCE @ 7/31/99         $ 20,008
                                                --------
TOTAL UNAMORTIZED BALANCE                       $ 50,025
                                                ========


CORRESPONDING REDUCTION IN
REGULATORY ASSET CHARGES:

REMOVE GRFT FROM BASE RATES                     $ 13,546

REMOVE SUSQUEHANNA FROM BASE RATES              $ 22,389
                                                --------
TOTAL RATE REDUCTION                            $ 35,935
                                                ========

                                                                      SCHEDULE B

                         ATLANTIC CITY ELECTRIC COMPANY
                            STIPULATION OF SETTLEMENT
                                Transferred Units

STATION / UNITS                                           FUEL                                         UNIT
                                                                                                  CAPACITY (MW)
Missouri Ave. CT's
           Unit B                                          Oil                                          20
           Unit C                                          Oil                                          20
           Unit D                                          Oil                                          20
                                                                                                       ---
                              SUBTOTAL M/A CT'S                                                         60
Carl's Corner CT's
           Unit 1                                        Gas/Oil                                        37
           Unit 2                                                                                       37
                                                                                                       ---
                              SUBTOTAL CC CT'S                                                          74
Cedar CT's
           Unit 1                                          Oil                                          46
           Unit 2                                          Oil                                          22
                                                                                                       ---
                              SUBTOTAL CEDAR CT'S                                                       68
Middle CT's
           Unit 1                                          Oil                                          20
           Unit 2                                          Oil                                          20
           Unit 3                                          Oil                                          37
                                                                                                       ---
                              SUBTOTAL MIDDLE CT'S                                                      77

Cumberland CT                                            Gas/Oil                                        84

Sherman Ave. CT                                          Gas/Oil                                        81

Mickleton CT                                             Gas/Oil                                        59

Deepwater CT                                             Gas/Oil                                        20
                                                                                                       ---

                              SUBTOTAL CT'S                                                            523
                                                                                                       ===
Deepwater Steam Units
           Unit 1
           Unit 4                                          Oil                                          86
          Unit 6/8                                         Oil                                          54
                                                          Coal                                          80
                                                                                                       ---
                              SUBTOTAL STEAM UNITS                                                     220
                                                                                                       ===

                                            TOTAL TRANSFERRED UNITS CAPACITY                           743
                                                                                                       ===

                                                                      SCHEDULE C

                         ATLANTIC CITY ELECTRIC COMPANY

                            STIPULTION OF SETTLEMENT


RESTRUCTURING - RELATED                                ESTIMATED
CAPITAL EXPENDITURES:                                    COSTS
                                                        $(000)
                                                        ------
CUSTOMER CARE SYSTEM ENHANCEMENTS                       $4,323

BALANCING & SETTLING SYSTEM                             $  260

LOAD STUDY PROJECT FOR LOAD PROFILES                    $  860
                                                        ------


TOTAL CAPITAL EXPENDITURES                              $5,443
                                                        ======

                                                                      SCHEDULE D

                         ATLANTIC CITY ELECTRIC COMPANY
                            STIPULATION OF SETTLEMENT

RESTRUCTURING - RELATED                     ESTIMATED
O&M EXPENDITURES:                            COSTS
                                             $000
                                             ----
REGULATORY PROCEEDINGS                      $ 6,566

CONTINUING OPERATIONS RELATED
TO RETAIL CHOICE:
     CUSTOMER CARE                          $ 9,198
     BALANCING & SETTLEMENT                 $   520
     LOAD PROFILING                         $   250
                                            -------

TOTAL O & M EXPENDITURES                    $16,534
                                            =======